EXHIBIT 23.1 - Consent of Independent Accountant






            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on our audit of the annual financial statements at December 31, 2003 of KleenAir Systems, Inc. dated March 22, 2004, which was included in the filing with the Securities and Exchange Commission of the FORM 10-KSB Annual Report of KleenAir Systems, Inc. for the year ended December 31, 2003.





 /s/ Robert Early & Co.
-------------------------------
Robert Early & Company, P.C.
Abilene, TX


May 4, 2004